Exhibit 99.2

WATERS CORPORATION PRESENTATION AT THE

39th Annual J.P. MORGAN HEALTHCARE CONFERENCE

TO BE AUDIO WEBCAST LIVE

MILFORD, Massachusetts, January 4, 2021

Waters Corporation (NYSE:WAT) Udit Batra Ph.D., President and Chief Executive Officer, will speak to the investment community at the J.P. Morgan Healthcare Conference virtually on Tuesday, January 12th, 2021, at 8:20 a.m. Eastern Standard Time.

Interested investors can access the live webcast of the presentation by logging on to Waters Corporation’s website www.waters.com in the investor relations’ section and clicking on “J.P. Morgan Healthcare Conference.”

About Waters Corporation

Waters Corporation (NYSE:WAT), the world’s leading specialty measurement company, has pioneered chromatography, mass spectrometry, and thermal analysis innovations serving the life, materials, and food sciences for more than 60 years. With more than 7,000 employees worldwide, Waters operates directly in 35 countries, including 15 manufacturing facilities, and with products available in more than 100 countries.

Source: Waters Corporation

Waters Corporation

Bryan Brokmeier, 508-482-3448

Senior Director Investor Relations